UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 7, 2009

EDGE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22149	76-0511037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Travis Tower 1301 Travis, Suite 2000 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 654-8960

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2009, the Company’s Board of Directors, on the recommendation of the Compensation Committee of the Company’s Board of Directors, approved cash retention bonuses totaling $145,000 for the following executives in the following amounts:

Name	Position	Amount

John O. Tugwell	Chief Operating Officer and Executive Vice President	$90,000

C.W. MacLeod	Acting Chief Financial Officer and Senior Vice President – Business Development and Planning	$15,000

Kirsten A. Hink	Vice President, Chief Accounting Officer and Controller	$40,000

Approval of the cash retention bonuses was given as an incentive for the continued employment of the executive officers through the completion of the Company’s strategic alternative evaluation process.  The cash retention bonuses described above are payable upon the earlier of (i) December 31, 2009 or (ii) the consummation of a merger or sale of the Company.  The cash retention bonus approved with respect to Mr. MacLeod is in addition to the previously authorized lump sum payment for Mr. MacLeod’s additional role as Acting Chief Financial Officer in the amount of $25,000 (which $25,000 bonus will be payable on the earlier of (1) the 30th day following the date on which the Company appoints another person to the position of full-time Chief Financial Officer and (2) March 15, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: January 13, 2009	By:	/s/ John W. Elias
John W. Elias
Chairman, President & Chief Executive Officer